Exhibit 3.1

Constitution

Constitution for Sayona
Mining Limited

Adopted by shareholders on 28 November 2024

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia	T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney

	Contents

Table of Contents

1.	Preliminary		2
	1.1	Definitions and interpretation	2
	1.2	Application of the Act, Listing Rules and ASX Settlement Operating Rules	4
	1.3	Exercising powers	4
	1.4	Currency	6
	1.5	Transitional provisions	6

2.	Share capital		7
	2.1	Shares	7
	2.2	Preference shares	8
	2.3	Alteration of share capital	9
	2.4	Conversion or reclassification of shares	9
	2.5	Variation of class rights	9
	2.6	Joint holders of shares	9
	2.7	Equitable and other claims	10
	2.8	Restricted securities	10

3.	Calls, forfeiture, indemnities, lien and surrender		11
	3.1	Calls	11
	3.2	Proceedings to recover calls	12
	3.3	Payments in advance of calls	12
	3.4	Forfeiting partly paid shares	12
	3.5	Members’ indemnity	14
	3.6	Lien on shares	15
	3.7	Surrender of shares	16
	3.8	Sale, reissue or other disposal of shares by the company	16
	3.9	Interest payable by member	17

4.	Distributions		18
	4.1	Dividends	18
	4.2	Capitalising profits	20
	4.3	Ancillary powers	21
	4.4	Reserves	23
	4.5	Carrying forward profits	23

5.	Transfer and transmission of shares		24
	5.1	Transferring shares	24
	5.2	Power to decline to register transfers	25
	5.3	Power to suspend registration of transfers	25
	5.4	Selling small holdings	26
	5.5	Transmission of shares	27

Contents 1

6.	General meetings		29
	6.1	Calling general meetings	29
	6.2	Notice of general meetings	29
	6.3	Admission to general meetings	30
	6.4	Quorum at general meetings	32
	6.5	Chairperson of general meetings	32
	6.6	Conduct at general meetings	33
	6.7	Decisions at general meetings	35
	6.8	Direct voting	35
	6.9	Voting rights	36
	6.10	Representation at general meetings	37

7.	Directors		41
	7.1	Appointment and retirement of directors	41
	7.2	Vacating office	42
	7.3	Remuneration	43
	7.4	Director need not be a member	44
	7.5	Directors may contract with the company and hold other offices	44
	7.6	Powers and duties of directors	46
	7.7	Delegation by the Board	47
	7.8	Proceedings of directors	47
	7.9	Calling meetings of the Board	48
	7.10	Notice of meetings of the Board	48
	7.11	Quorum at meetings of the Board	49
	7.12	Chairperson and deputy chairperson of the Board	49
	7.13	Decisions of the Board	50
	7.14	Written resolutions	50
	7.15	Validity of acts	51

8.	Executive officers		52
	8.1	Managing directors and executive directors	52
	8.2	Secretary	52
	8.3	Provisions applicable to all executive officers	52

9.	Indemnity and insurance		54
	9.1	Persons to whom rules 9.2 and 9.4 apply	54
	9.2	Indemnity	54
	9.3	Extent of indemnity	54
	9.4	Insurance	54
	9.5	Savings	55
	9.6	Deed	55

10.	Winding up		56
	10.1	Distributing surplus	56
	10.2	Dividing property	56

Contents 2

11.	Inspection of and access to records		58

12.	Seals		59
	12.1	Manner of execution	59
	12.2	Common seal	59
	12.3	Safe custody of Seal	59
	12.4	Using the Seal	59
	12.5	Duplicate seals and certificate seals	59
	12.6	Sealing and signing certificates	60

13.	Notices		61
	13.1	Notices by the company to members	61
	13.2	Notices by the company to directors	62
	13.3	Notices by directors to the company	62
	13.4	Time of service	63
	13.5	Other communications and documents	63
	13.6	Written notices	63

14.	General		64
	14.1	Submission to jurisdiction	64
	14.2	Prohibition and enforceability	64

Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

Contents 3

Constitution

Sayona Mining Limited ABN 26 091 951 978

A public company limited by shares

1.	Preliminary

1.1	Definitions and interpretation

(a)	The meanings of the terms used in this constitution are set out below.

Term	Meaning

Act	Corporations Act 2001 (Cth).

AGM	an annual general meeting of the company that the Act requires to be held.

ASX Settlement Operating Rules	the operating rules of ASX Settlement Pty Limited and, to the extent that they are applicable, the operating rules of the Exchange and the operating rules of ASX Clear Pty Limited.

Board	the directors for the time being of the company or those of them who are present at a meeting at which there is a quorum.

Business Day	has the meaning given to that term in the Listing Rules.

Exchange	the Australian Securities Exchange or such other body corporate that is declared by the Board to be the company’s primary stock exchange for the purposes of this definition.

Listing Rules	the listing rules of the Exchange as they apply to the company.

Proper ASTC Transfer	has the meaning given to that term in the Corporations Regulations 2001 (Cth).

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Term		Meaning
Record Time	1 2

in the case of a meeting for which the caller of the meeting has decided, under the Act, that shares are to be taken to be held by the persons who held them at a specified time before the meeting, that time; and

in any other case, 48 hours before the relevant meeting, or, if this time would fall on a trading day, 7.00pm (Sydney time) on that day or such other time specified in the ASX Settlement Operating Rules.

Representative
in relation to a member that is a body corporate means a person authorised in accordance with the Act (or a corresponding previous law) by the body corporate to act as its representative at the meeting.

Seal		any common seal, duplicate seal or certificate seal of the company.

Transmission Event	1 2

for a member who is an individual — the member’s death, the member’s bankruptcy, or a member becoming of unsound mind, or a person who, or whose estate, is liable to be dealt with in any way under the laws relating to mental health; and

for a member who is a body corporate — the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

URL		Uniform Resource Locator, the address that specifies the location of a file on the internet.
(b)	A reference in this constitution to a partly paid share is a reference to a share on which there is an amount unpaid.

(c)	A reference in this constitution to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid.

(d)	A reference in this constitution to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

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(e)	A reference in this constitution to a member for the purposes of a meeting of members is a reference to a registered holder of shares as at the relevant Record Time.

(f)	A reference in this constitution to a member present at a general meeting is a reference to a member:

(1)	present at the venue or venues for the general meeting in person or by proxy, attorney or, where the member is a body corporate, by Representative;

(2)	who attends the general meeting using technology or electronic participation facilities under rule 6.3(d); or

(3)	who has duly lodged a valid direct vote in relation to the general meeting under rule 6.8.

(g)	A chairperson or deputy chairperson appointed under this constitution may be referred to as chairman or chairwoman, or deputy chairman or chairwoman, or as chair or deputy chair, if applicable.

(h)	A reference in this constitution to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position.

(i)
A reference to a document being ‘signed’ or to ‘signature’ includes that document being executed under hand or under seal or by any other method (including any electronic execution method permitted under the Act) and, in the case of a communication in electronic form, includes the document being authenticated in accordance with the Act or any other method approved by the Board.

(j)	Unless the contrary intention appears, in this constitution:

(1)	the singular includes the plural and the plural includes the singular;

(2)	words that refer to any gender include all genders;

(3)
words used to refer to persons generally or to refer to a natural person include a body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(4)	a reference to a person includes that person’s successors and legal personal representatives;

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(5)
a reference to a statute or regulation, or a provision of any of them includes all statutes, regulations or provisions amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(6)
a reference to the Listing Rules or the ASX Settlement Operating Rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption; and

(7)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(k)
Specifying anything in this constitution after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

(l)	In this constitution, headings and bold type are only for convenience and do not affect the meaning of this constitution.

1.2	Application of the Act, Listing Rules and ASX Settlement Operating Rules

(a)	The rules that apply as replaceable rules to companies under the Act do not apply to the company except so far as they are repeated in this constitution.

(b)	Unless the contrary intention appears:

(1)	an expression in a rule that deals with a matter dealt with by a provision of the Act, the Listing Rules or the ASX Settlement Operating Rules has the same meaning as in that provision; and

(2)	subject to rule 1.2(b)(1), an expression in a rule that is used in the Act has the same meaning in this constitution as in the Act.

1.3	Exercising powers

(a)	The company may, in any way the Act permits:

(1)	exercise any power;

(2)	take any action; or

(3)	engage in any conduct or procedure,

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which, under the Act a company limited by shares may exercise, take or engage in.

(b)	Where this constitution provides that a person ‘may’ do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)
Where this constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where this constitution confers a power to do a particular act or thing, the power may be exercised from time to time and may be exercised subject to conditions.

(e)
Where this constitution confers a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

(f)
Where this constitution confers a power to make appointments to an office or position (except the power to appoint a director under rule 7.1(b)), the power is, unless the contrary intention appears, to be taken to include a power:

(1)	to appoint a person to act in the office or position until a person is formally appointed to the office or position;

(2)	to remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the company); and

(3)	to appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or otherwise absent holder of the office or position.

(g)	Where this constitution gives power to a person to delegate a function or power:

(1)	the delegation may be concurrent with, or (except in the case of a delegation by the Board) to the exclusion of, the performance or exercise of that function or power by the person;

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(2)	the delegation may be either general or limited in any way provided in the terms of delegation;

(3)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(4)	the delegation may include the power to delegate; and

(5)
where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

1.4	Currency

Any amount payable to the holder of a share, whether in relation to dividends, repayment of capital, participation in surplus property of the company or otherwise, may, with the agreement of the holder or under the terms of issue of the share, be paid in the currency of a country other than Australia.  The Board may fix a time on or before the payment date as the time at which the applicable exchange rate will be determined for that purpose.

1.5	Transitional provisions

This constitution must be interpreted in such a way that:

(a)
every director, chief executive officer, managing director and secretary in office in that capacity immediately before this constitution is adopted continues in office subject to, and is taken to have been appointed or elected under, this constitution;

(b)	any register maintained by the company immediately before this constitution is adopted is taken to be a register maintained under this constitution;

(c)	any Seal adopted by the company as a Seal immediately before this constitution is adopted is taken to be a Seal which the company has under a relevant authority given by this constitution;

(d)	for the purposes of rule 4.1(p):

(1)	a cheque issued under the predecessor of rule 4.1(k) is taken to have been issued under rule 4.1(k);

(2)	any money held at the date of adoption of this constitution for a member under the predecessor of rule 4.1(m) is taken to have been held in an account under rule 4.1(m);

(3)	any money held at the date of adoption of this constitution for a member the company regards as uncontactable is taken to have been held in an account under rule 4.1(n); and

(e)
unless a contrary intention appears in this constitution, all persons, things, agreements and circumstances appointed, approved or created by or under the constitution of the company in force before this constitution is adopted continue to have the same status, operation and effect after this constitution is adopted.]

2 Share Capital
2.	Share capital

2.1	Shares

Subject to this constitution, the Board may:

(a)	issue, allot or grant options for, or otherwise dispose of, shares in the company; and

(b)	decide:

(1)	the persons to whom shares are issued or options are granted;

(2)	the terms on which shares are issued or options are granted; and

(3)	the rights and restrictions attached to those shares or options.

2.2	Preference shares

(a)	The company may issue preference shares including preference shares which are, or at the option of the company or holder are, liable to be redeemed or convertible into ordinary shares.

(b)
Each preference share confers on the holder a right to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at the rate and on the basis decided by the Board under the terms of issue.

(c)
In addition to the preferential dividend and rights on winding up, each preference share may participate with the ordinary shares in profits and assets of the company, including on a winding up, if and to the extent the Board decides under the terms of issue.

(d)	The preferential dividend may be cumulative only if and to the extent the Board decides under the terms of issue, and will otherwise be non-cumulative.

(e)	Each preference share confers on its holder the right in a winding up and on redemption to payment in priority to the ordinary shares of:

(1)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption, unless otherwise provided for in the terms of issue; and

(2)	any additional amount specified in the terms of issue.

2 Share Capital
(f)	To the extent the Board may decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

(g)	A preference share does not confer on its holder any right to participate in the profits or assets of the company except as set out above.

(h)	A preference share does not entitle its holder to vote at any general meeting of the company except in the following circumstances:

(1)	during a period in which a dividend or part of a dividend on the share is in arrears;

(2)	on a proposal to reduce the share capital of the company;

(3)	on a resolution to approve the terms of a buy back agreement;

(4)	on a proposal that affects rights attached to the preference share;

(5)	on a proposal to wind up the company;

(6)	on a proposal for the disposal of the whole of the property, business and undertaking of the company;

(7)	during the winding up of the company; or

(8)	in any other circumstances in which the Listing Rules require holders of preference shares to be entitled to vote.

(i)
The holder of a preference share who is entitled to vote in respect of that share under rule 2.2(h) is, on a poll, entitled to the greater of one vote per share or such other number of votes specified in, or determined in accordance with, the terms of issue for the share.

(j)
In the case of a redeemable preference share, the company must redeem the share, pay the amount payable on redemption of the share, or otherwise deal with the redemption, in accordance with the terms of issue.

(k)
A holder of a preference share must not transfer or purport to transfer, and the Board, to the extent permitted by the Listing Rules, must not register a transfer of, the share if the transfer would contravene any restrictions on the right to transfer the share set out in the terms of issue for the share.

2 Share Capital
2.3	Alteration of share capital

Subject to the Act, the Board may do anything required to give effect to any resolution altering the company’s share capital, including, where a member becomes entitled to a fraction of a share on a consolidation, by:

(a)	making cash payments;

(b)	determining that fractions may be disregarded to adjust the rights of all members;

(c)	appointing a trustee to deal with any fractions on behalf of members; and

(d)	rounding (or rounding up) each fractional entitlement to the nearest whole share.

2.4	Conversion or reclassification of shares

Subject to rule 2.5, the company may by resolution convert or reclassify shares from one class to another.

2.5	Variation of class rights

(a)	The rights attached to any class of shares may, unless their terms of issue state otherwise, be varied:

(1)	with the written consent of the holders of 75% of the shares of the class; or

(2)	by a special resolution passed at a separate meeting of the holders of shares of the class.

(b)	The provisions of this constitution relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings.

(c)
The rights conferred on the holders of any class of shares are to be taken as not having been varied by the creation or issue of further shares ranking equally with them, unless the terms of issue provide otherwise.

2.6	Joint holders of shares

Where 2 or more persons are registered as the holders of a share, they hold it as joint tenants with rights of survivorship, on the following conditions:

(a)	they are liable individually as well as jointly for all payments, including calls, in respect of the share;

(b)	subject to rule 2.6(a), on the death of any one of them the survivor is the only person the company will recognise as having any title to the share;

2 Share Capital
(c)	any one of them may give effective receipts for any dividend, bonus, interest or other distribution or payment in respect of the share; and

(d)
except where persons are jointly entitled to a share because of a Transmission Event, or where required by the Listing Rules or the ASX Settlement Operating Rules, the company may, but is not required to, register more than 3 persons as joint holders of the share.

2.7	Equitable and other claims

The company may treat the registered holder of a share as the absolute owner of that share and need not:

(a)	recognise a person as holding a share on trust, even if the company has notice of a trust; or

(b)
recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the company has notice of that claim or interest.

2.8	Restricted securities

If, at any time, any of the share capital of the company is classified by the Exchange as ‘restricted securities’, then despite any other provision of this constitution:

(a)
a holder of restricted securities must not dispose of, or agree or offer to dispose of, the restricted securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange;

(b)
if the restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept on the company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those securities;

(c)
the company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange;

(d)
a holder of restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange; and

(e)
if a holder of restricted securities breaches a restriction deed or a provision of this constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.

3 Calls, forfeiture, indemnities, lien and surrender
3.	Calls, forfeiture, indemnities, lien and surrender

3.1	Calls

(a)	Subject to the terms on which any shares are issued, the Board may:

(1)	make calls on the members for any amount unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times; and

(2)	on the issue of shares, differentiate between members as to the amount of calls to be paid and the time for payment.

(b)	The Board may require a call to be paid by instalments.

(c)
The Board must send members notice of a call at least 14 days (or such longer period required by the Listing Rules) before the amount called is due, specifying the amount of the call, the time for payment and the manner in which payment must be made.

(d)	Each member must pay the amount called to the company by the time and in the manner specified for payment.

(e)	A call is taken to have been made when the resolution of the Board authorising the call is passed.

(f)	The Board may revoke a call or extend the time for payment.

(g)	A call is valid even if a member for any reason does not receive notice of the call.

(h)	If an amount called on a share is not paid in full by the time specified for payment, the person who owes the amount must pay:

(1)	interest on the unpaid part of the amount from the date payment is due to the date payment is made, at a rate determined under rule 3.9; and

3 Calls, forfeiture, indemnities, lien and surrender
(2)	any costs, expenses or damages the company incurs due to the failure to pay or late payment.

(i)	Any amount unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:

(1)	is treated for the purposes of this constitution as if that amount were payable under a call duly made and notified; and

(2)	must be paid on the date on which it is payable under the terms of issue of the share.

(j)	The Board may, to the extent the law permits, waive or compromise all or part of any payment due to the company under the terms of issue of a share or under this rule 3.1.

3.2	Proceedings to recover calls

(a)	In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, proof that:

(1)	the name of the defendant is entered in the register as the holder or one of the holders of the share on which the call is claimed;

(2)	the resolution making the call is recorded in the minute book; and

(3)	notice of the call was given to members in compliance with this constitution,

is conclusive evidence of the obligation to pay the call and it is not necessary to prove the appointment of the Board who made the call or any other matter.

(b)
In rule 3.2(a), defendant includes a person against whom the company seeks the recovery of a call, a set-off or a counterclaim, and a proceeding to recover a call or an amount is to be interpreted accordingly.

3.3	Payments in advance of calls

(a)	The Board may accept from a member the whole or a part of the amount unpaid on a share even though no part of that amount has been called.

(b)
The Board may authorise payment by the company of interest on an amount accepted under rule 3.3(a), until the amount becomes payable, at a rate agreed between the Board and the member paying the amount.

(c)	The Board may repay to a member any amount accepted under rule 3.3(a).

3.4	Forfeiting partly paid shares

(a)	If a member fails to pay the whole of a call or an instalment of a call by the time specified for payment, the Board may serve a notice on that member:

3 Calls, forfeiture, indemnities, lien and surrender
(1)	requiring payment of the unpaid part of the call or instalment, together with any interest that has accrued and all costs, expenses or damages that the company has incurred due to the failure to pay;

(2)	specifying a further time (at least 14 days after the date of the notice) by which, and the manner in which, the amount payable under rule 3.4(a)(1) must be paid; and

(3)	stating that if the whole of the amount payable under rule 3.4(a)(1) is not paid by the time and in the manner specified, the shares on which the call was made will be liable to be forfeited.

(b)
If a member does not comply with a notice served under rule 3.4(a), the Board may by resolution forfeit any share concerning which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c)	A forfeiture under rule 3.4(b) includes all dividends, interest and other amounts payable by the company on the forfeited share and not actually paid before the forfeiture.

(d)	Where a share has been forfeited:

(1)	notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(2)	an entry of the forfeiture, with the date, must be made in the register of members.

(e)	Failure to give the notice or to make the entry required under rule 3.4(d) does not invalidate the forfeiture.

(f)
A forfeited share becomes the property of the company and the Board may sell, reissue or otherwise dispose of the share as it thinks fit and, in the case of reissue or other disposal, with or without crediting as paid up any amount paid on the share by any former holder.

(g)	A person whose shares have been forfeited ceases to be a member as to the forfeited shares, but must, unless the Board decides otherwise, pay to the company:

(1)	all calls, instalments, interest, costs, expenses and damages owing on the shares at the time of the forfeiture; and

3 Calls, forfeiture, indemnities, lien and surrender
(2)	interest on the unpaid part of the amount payable under rule 3.4(g)(1), from the date of the forfeiture to the date of payment, at a rate determined under rule 3.9.

(h)
The forfeiture of a share extinguishes all interest in, and all claims and demands against the company relating to, the forfeited share and, subject to rule 3.8(i), all other rights attached to the share.

(i)	The Board may:

(1)	exempt a share from all or part of this rule 3.4;

(2)	waive or compromise all or part of any payment due to the company under this rule 3.4; and

(3)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions it decides.

3.5	Members’ indemnity

(a)	If the company becomes liable for any reason under a law to make a payment:

(1)	in respect of shares held solely or jointly by a member;

(2)	in respect of a transfer or transmission of shares by a member;

(3)	in respect of dividends, bonuses or other amounts due or payable or which may become due and payable to a member; or

(4)	in any other way for, on account of or relating to a member, rules 3.5(b) and 3.5(c) apply, in addition to any right or remedy the company may otherwise have.

(b)	The member or if the member is dead, the member’s legal personal representative must:

(1)	fully indemnify the company against that liability;

(2)	on demand, reimburse the company for any payment made; and

(3)
pay interest on the unpaid part of the amount payable to the company under rule 3.5(b)(2), from the date of demand until the date the company is reimbursed in full for that payment, at a rate determined under rule 3.9.

3 Calls, forfeiture, indemnities, lien and surrender
(c)	The Board may:

(1)	exempt a share from all or part of this rule 3.5; and

(2)	waive or compromise all or part of any payment due to the company under this rule 3.5.

3.6	Lien on shares

(a)	The company has a first lien on:

(1)	each partly paid share for all unpaid calls and instalments due on that share; and

(2)	each share for any amounts the company is required by law to pay and has paid in respect of that share.

In each case the lien extends to reasonable interest and expenses incurred because the amount is not paid.

(b)	The company’s lien on a share extends to all dividends payable on the share and to the proceeds of sale of the share.

(c)	The Board may sell a share on which the company has a lien as it thinks fit where:

(1)	an amount for which a lien exists under this rule 3.6 is presently payable; and

(2)	the company has given the registered holder a written notice, at least 14 days before the date of the sale, stating and demanding payment of that amount.

(d)	The Board may do anything necessary or desirable under the ASX Settlement Operating Rules to protect any lien, charge or other right to which the company is entitled under this constitution or a law.

(e)
When the company registers a transfer of shares on which the company has a lien without giving the transferee notice of its claim, the company’s lien is released so far as it relates to amounts owing by the transferor or any predecessor in title.

(f)	The Board may:

(1)	exempt a share from all or part of this rule 3.6; and

(2)	waive or compromise all or part of any payment due to the company under this rule 3.6.

3 Calls, forfeiture, indemnities, lien and surrender
3.7	Surrender of shares

(a)	The Board may accept a surrender of a share by way of compromise of a claim.

(b)	Any share so surrendered may be sold, reissued or otherwise disposed of in the same manner as a forfeited share.

3.8	Sale, reissue or other disposal of shares by the company

(a)	A reference in this rule 3.8 to a sale of a share by the company is a reference to any sale, reissue or other disposal of a share under rule 3.4(f) or, rule 3.6(c) or rule 5.4.

(b)	When the company sells a share, the Board may:

(1)	receive the purchase money or consideration given for the share;

(2)	effect a transfer of the share or execute or appoint a person to execute, on behalf of the former holder, a transfer of the share; and

(3)	register as the holder of the share the person to whom the share is sold.

(c)
A person to whom the company sells shares need not take any steps to investigate the regularity or validity of the sale, or to see how the purchase money or consideration on the sale is applied.  That person’s title to the shares is not affected by any irregularity by the company in relation to the sale.  A sale of the share by the company is valid even if a Transmission Event occurs to the member before the sale.

(d)	The only remedy of a person who suffers a loss because of a sale of a share by the company is a claim for damages against the company.

(e)	The proceeds of a sale of shares by the company must be applied in paying:

(1)	first, the expenses of the sale;

(2)	secondly, all amounts payable (whether presently or not) by the former holder to the company,

and any balance must be paid to the former holder on the former holder delivering to the company proof of title to the shares acceptable to the Board.

(f)
Notwithstanding rule 3.8(e), the proceeds of sale arising from a notice under rule 5.4(b) must not be applied in payment of the expenses of the sale and must be paid to the former holder on the former holder delivering to the company proof of title to the shares acceptable to the Board.

3 Calls, forfeiture, indemnities, lien and surrender
(g)
Until the proceeds of a sale of a share sold by the company are claimed or otherwise disposed of according to law, the Board may invest or use the proceeds in any other way for the benefit of the company.

(h)	The company is not required to pay interest on money payable to a former holder under this rule 3.8.

(i)	On completion of a sale, reissue or other disposal of a share under rule 3.4(f), the rights which attach to the share which were extinguished under rule 3.4(h) revive.

(j)	A written statement by a director or secretary of the company that a share in the company has been:

(1)	duly forfeited under rule 3.4(b);

(2)	duly sold, reissued or otherwise disposed of under rule 3.4(f); or

(3)	duly sold under rule 3.6(c) or rule 5.4,

on a date stated in the statement is conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and of the right of the company to forfeit, sell, reissue or otherwise dispose of the share.

3.9	Interest payable by member

(a)	For the purposes of rules 3.1(h)(1), 3.4(g)(2) and 3.5(b)(3), the rate of interest payable to the company is:

(1)	if the Board has fixed a rate, that rate; or

(2)	in any other case, the rate prescribed in respect of unpaid judgments in the Supreme Court of Queensland.

(b)	Interest accrues daily and may be capitalised monthly or at such other intervals the Board decides.

4 Distributions
4.	Distributions

4.1	Dividends

(a)	The Board may pay any dividends that, in its judgment, the financial position of the company justifies.

(b)	The Board may rescind a decision to pay a dividend if it decides, before the payment date, that the company’s financial position no longer justifies the payment.

(c)	The Board may pay any dividend required to be paid under the terms of issue of a share.

(d)	Paying a dividend does not require confirmation at a general meeting.

(e)	Subject to any rights or restrictions attached to any shares or class of shares:

(1)
all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(2)	for the purposes of rule 4.1(e)(1), unless the Board decides otherwise, an amount paid on a share in advance of a call is to be taken as not having been paid until it becomes payable; and

(3)	interest is not payable by the company on any dividend.

(f)	Subject to the ASX Settlement Operating Rules, the Board may fix a record date for a dividend, with or without suspending the registration of transfers from that date under rule 5.3.

(g)
Subject to the ASX Settlement Operating Rules, a dividend in respect of a share must be paid to the person who is registered, or entitled under rule 5.1(c) to be registered, as the holder of the share:

(1)	where the Board has fixed a record date in respect of the dividend, on that date; or

(2)
where the Board has not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend, and a transfer of a share that is not registered, or left with the company for registration under rule 5.1(b), on or before that date is not effective, as against the company, to pass any right to the dividend.

4 Distributions
(h)	When resolving to pay a dividend, the Board may direct payment of the dividend from any available source permitted by law, including:

(1)	wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific members; and

(2)
unless prevented by the Listing Rules, to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

(i)
Subject to the ASX Settlement Operating Rules, where a person is entitled to a share because of a Transmission Event, the Board may, but need not, retain any dividends payable on that share until that person becomes registered as the holder of that share or transfers it.

(j)	The Board may retain from any dividend payable to a member any amount presently payable by the member to the company and apply the amount retained to the amount owing.

(k)
The Board may decide the method of payment of any dividend or other amount in respect of a share.  Different methods of payment may apply to different members or groups of members (such as overseas members).  Without limiting any other method of payment which the company may adopt, payment in respect of a share may be made:

(1)	by such electronic or other means approved by the Board directly to an account (of a type approved by the Board) nominated in writing by the member or the joint holders; or

(2)
by cheque sent to the address of the member shown in the register of members or, in the case of joint holders, to the address shown in the register of members of any of the joint holders, or to such other address as the member or any of the joint holders in writing direct.

(l)	A cheque sent under rule 4.1(k):

(1)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(2)	is sent at the member’s risk.

4 Distributions
(m)
If the Board decides that payments will be made by electronic transfer into an account (of a type approved by the Board) nominated by a member, but no such account is nominated by the member or an electronic transfer into a nominated account is rejected or refunded, the company may credit the amount payable to an account of the company to be held until the member nominates a valid account.

(n)
Where a member does not have a registered address or the company believes that a member is not known at the member’s registered address, the company may credit an amount payable in respect of the member’s shares to an account of the company to be held until the member claims the amount payable or nominates a valid account.

(o)
An amount credited to an account under rules 4.1(m) or 4.1(n) is to be treated as having been paid to the member at the time it is credited to that account.  The company will not be a trustee of the money and no interest will accrue on the money.  The money may be used for the benefit of the company until claimed, reinvested under rule 4.1(p) or disposed of in accordance with the laws relating to unclaimed monies.

(p)
If a cheque for an amount payable under rule 4.1(k) is not presented for payment or an amount is held in an account under rules 4.1(m) or 4.1(n) , the Board may invest or otherwise use the amount for the benefit of the company until claimed or dealt with in accordance with applicable laws.  The company’s liability to provide the relevant amount is discharged by an application under this rule 4.1(p).  The Board may do anything necessary or desirable (including executing any document) on behalf of the member to effect the application of an amount under this rule 4.1(p).  The Board may determine other rules to regulate the operation of this rule 4.1(p) and may delegate its power under this rule to any person.

4.2	Capitalising profits

(a)	Subject to:

(1)	the Listing Rules;

(2)	any rights or restrictions attached to any shares or class of shares; and

(3)	any special resolution of the company;

the Board may capitalise and distribute to members, in the same proportions as the members are entitled to receive dividends, any amount:

(4)	forming part of the undivided profits of the company;

4 Distributions
(5)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the company;

(6)	arising from the realisation of any assets of the company; or

(7)	otherwise available for distribution as a dividend.

For the avoidance of doubt, the Board may capitalise and distribute to members specific assets under this rule 4.2.

(b)	The Board may resolve that all or any part of the capitalised amount is to be applied:

(1)	in paying up in full, at an issue price decided by the Board, any unissued shares in or other securities of the company;

(2)	in paying up any amounts unpaid on shares or other securities held by the members;

(3)	partly as specified in rule 4.2(b)(1) and partly as specified in rule 4.2(b)(2); or

(4)	any other method permitted by law.

The members entitled to share in the distribution must accept that application in full satisfaction of their interest in the capitalised amount.

(c)	Rules 4.1(e), 4.1(f) and 4.1(g) apply, so far as they can and with any necessary changes, to capitalising an amount under this rule 4.2 as if references in those rules to:

(1)	a dividend were references to capitalising an amount; and

(2)	a record date were references to the date the Board resolves to capitalise the amount under this rule 4.2.

(d)
Where the terms of options (existing at the date the resolution referred to in rule 4.2(b) is passed) entitle the holder to an issue of bonus shares under this rule 4.2, the Board may in determining the number of unissued shares to be so issued, allow in an appropriate manner for the future issue of bonus shares to options holders.

4.3	Ancillary powers

(a)
To give effect to any resolution to reduce the capital of the company, to satisfy a dividend as set out in rule 4.1(h)(1) or to capitalise any amount under rule 4.2, the Board may settle as it thinks expedient any matter or issue that arises in making the distribution or capitalisation and, in particular:

4 Distributions
(1)	make cash payments in cases where members are entitled to fractions of shares or other securities;

(2)	decide that amounts or fractions of less than a particular value decided by the Board may be disregarded to adjust the rights of all parties;

(3)	fix the value for distribution of any specific assets;

(4)	pay cash or issue shares or other securities to any member to adjust the rights of all parties;

(5)	vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the distribution or capitalised amount; and

(6)
authorise any person to make, on behalf of all the members entitled to any specific assets, cash, shares or other securities as a result of the distribution or capitalisation, an agreement with the company or another person which provides, as appropriate, for the distribution or issue to them of shares or other securities credited as fully paid up or for payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be distributed or capitalised.

(b)	Any agreement made under an authority referred to in rule 4.3(a)(6) is effective and binds all members concerned.

(c)
If a distribution, transfer or issue of specific assets, shares or securities to a particular member or members is, in the Board’s discretion, considered impracticable or would give rise to parcels of securities that do not constitute a marketable parcel, the Board may make a cash payment to those members or allocate the assets, shares or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution, transfer or issue to those members.  Any proceeds receivable by members under this rule 4.3(c) will be net of expenses incurred by the company and trustee in selling the relevant assets, shares or securities.

(d)
If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend, reduction of capital or otherwise and whether or not for value), each of those members appoints the company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

4 Distributions
4.4	Reserves

(a)	The Board may set aside out of the company’s profits any reserves or provisions it decides.

(b)	The Board may appropriate to the company’s profits any amount previously set aside as a reserve or provision.

(c)
Setting aside an amount as a reserve or provision does not require the Board to keep the amount separate from the company’s other assets or prevent the amount being used in the company’s business or being invested as the Board decides.

4.5	Carrying forward profits

The Board may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

5 Transfer and transmission of shares
5.	Transfer and transmission of shares

5.1	Transferring shares

(a)	Subject to this constitution and to any restrictions attached to a member’s shares, a member may transfer any of the member’s shares by:

(1)	a Proper ASTC Transfer; or

(2)	a written transfer in any usual form or in any other form approved by the Board.

(b)	A transfer referred to in rule 5.1(a)(2) must be:

(1)	signed by or on behalf of the transferor and, if required by the company, the transferee;

(2)	if required by law, duly stamped; and

(3)
left for registration at the company’s registered office, or at any other place the Board decides, with such evidence the Board requires to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.

(c)
Subject to rules 5.2(a) and 5.3, where the company receives a transfer complying with rule 5.1, the company must register the transferee named in the transfer as the holder of the shares to which it relates.

(d)	A transferor of shares remains the holder of the shares until a Proper ASTC Transfer has been effected or the transferee’s name is entered in the register of members as the holder of the shares.

(e)	The company must not charge a fee for registering a transfer of shares unless:

(1)	the company is not listed on the Exchange; or

(2)	the fee is permitted by the Listing Rules.

(f)
The company (or the company’s securities registry) may put in place, and require compliance with, reasonable processes and procedures in connection with determining the authenticity of an instrument of transfer, notwithstanding that this may prevent, delay or interfere with the registration of the relevant instrument of transfer.

5 Transfer and transmission of shares
(g)	The company may retain a registered transfer for any period the Board decides.

(h)
The Board may do anything that is necessary or desirable for the company to participate in any computerised, electronic or other system for facilitating the transfer of shares or operation of the company’s registers that may be owned, operated or sponsored by the Exchange or a related body corporate of the Exchange.

(i)	The Board may, to the extent the law permits, waive any of the requirements of this rule 5.1 and prescribe alternative requirements instead, to give effect to rule 5.1(h) or for another purpose.

5.2	Power to decline to register transfers

(a)	The Board may decline to register, or prevent registration of, a transfer of shares or apply a holding lock to prevent a transfer in accordance with the Act or the Listing Rules where:

(1)	the transfer is not in registrable form;

(2)	the company has a lien on any of the shares transferred;

(3)	registration of the transfer may breach a law of Australia;

(4)	the transfer is paper-based and registration of the transfer will result in a holding which, at the time the transfer is lodged, is less than a marketable parcel;

(5)	the transfer is not permitted under the terms of an employee share plan; or

(6)	the company is otherwise permitted or required to do so under the Listing Rules or, except for a Proper ASTC Transfer, under the terms of issue of the shares.

(b)
If the Board declines to register a transfer, the company must give notice of the refusal as required by the Act and the Listing Rules.  Failure to give that notice will not invalidate the decision of the Board to decline to register the transfer.

(c)	The Board may delegate its authority under this rule 5.2 to any person.

5.3	Power to suspend registration of transfers

The Board may suspend the registration of transfers at any time, and for any periods, permitted by the ASX Settlement Operating Rules that it decides.

5 Transfer and transmission of shares
5.4	Selling small holdings

(a)	The Board may sell shares that constitute less than a marketable parcel by following the procedures in this rule 5.4.

(b)	The Board may send a notice to a member who holds less than a marketable parcel of shares in a class of shares of the company, on a date decided by the Board, which:

(1)	explains the effect of the notice under this rule 5.4; and

(2)	advises the holder that they may choose to be exempt from the provisions of this rule 5.4. A form of election for that purpose must be sent with the notice.

(c)	If, before 5.00pm Brisbane time on a date specified in the notice which is no earlier than 6 weeks after the notice is sent:

(1)	the company has not received a notice from the member exempting them from this rule 5.4; and

(2)	the member has not increased his or her shareholding to a marketable parcel, the member is taken to have irrevocably appointed the company as his or her agent to do anything in rule 5.4(e).

(d)
In addition to initiating a sale by sending a notice under rule 5.4(b), the Board may also initiate a sale if a member holds less than a marketable parcel at the time that the transfer document was initiated or, in the case of a paper-based transfer document, was lodged with the company.  In that case:

(1)	the member is taken to have irrevocably appointed the company as his or her agent to do anything in rule 5.4(e); and

(2)
if the holding was created after the adoption of this rule, the Board may remove or change the member’s rights to vote or receive dividends in respect of those shares.  Any dividends withheld must be sent to the former holder after the sale when the former holder delivers to the company such proof of title as the Board accepts.

(e)	The company may:

(1)	sell the shares constituting less than a marketable parcel as soon as practicable;

(2)	deal with the proceeds of sale under rule 3.8; and

(3)	receive any disclosure document, including a financial services guide, as agent for the member.

5 Transfer and transmission of shares
(f)	The costs and expenses of any sale of shares arising from a notice under rule 5.4(b) (including brokerage and stamp duty) are payable by the purchaser or by the company.

(g)	A notice under rule 5.4(b) may be given to a member only once in a 12 month period and may not be given during the offer period of a takeover bid for the company.

(h)
If a takeover bid is announced after a notice is given but before an agreement is entered into for the sale of shares, this rule ceases to operate for those shares.  However, despite rule 5.4(g), a new notice under rule 5.4(b) may be given after the offer period of the takeover bid closes.

(i)	The Board may, before a sale is effected under this rule 5.4, revoke a notice given or suspend or terminate the operation of this rule either generally or in specific cases.

(j)
If a member is registered in respect of more than one parcel of shares, the Board may treat the member as a separate member in respect of each of those parcels so that this rule 5.4 will operate as if each parcel was held by different persons.

5.5	Transmission of shares

(a)	Subject to rule 5.5(c), where a member dies, the only persons the company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:

(1)	where the deceased was a sole holder, the legal personal representative of the deceased; and

(2)	where the deceased was a joint holder, the survivor or survivors.

(b)	Rule 5.5(a) does not release the estate of a deceased member from any liability on a share, whether that share was held by the deceased solely or jointly with other persons.

(c)	The Board may register a transfer of shares signed by a member before a Transmission Event even though the company has notice of the Transmission Event.

5 Transfer and transmission of shares
(d)	A person who becomes entitled to a share because of a Transmission Event may, on producing such evidence as the Board requires to prove that person’s entitlement to the share, choose:

(1)	to be registered as the holder of the share by signing and giving the company a written notice stating that choice; or

(2)	to nominate some other person to be registered as the transferee of the share by executing or effecting in some other way a transfer of the share to that other person.

(e)
The provisions of this constitution concerning the right to transfer shares and the registration of transfers of shares apply, so far as they can and with any necessary changes, to a notice or transfer under rule 5.5(d) as if the relevant Transmission Event had not occurred and the notice or transfer were executed or effected by the registered holder of the share.

(f)
Where 2 or more persons are jointly entitled to a share because of a Transmission Event they will, on being registered as the holders of the share, be taken to hold the share as joint tenants and rule 2.6 will apply to them.

6 General meetings
6.	General meetings

6.1	Calling general meetings

(a)	A general meeting may only be called:

(1)	by a Board resolution; or

(2)	as otherwise provided in the Act.

(b)	The Board may, by notice to the Exchange, change the venue for, change the technology to be used for, postpone or cancel a general meeting, but:

(1)	a meeting that is called in accordance with a members’ requisition under the Act; and

(2)	any other meeting that is not called by a Board resolution,

may not be postponed or cancelled without the prior written consent of the persons who called or requisitioned the meeting.

6.2	Notice of general meetings

(a)	Notice of a general meeting must be given to each person who at the time of giving the notice:

(1)	is a member, director or auditor of the company; or

(2)	is entitled to a share because of a Transmission Event and has satisfied the Board of this.

6 General meetings
(b)
The content of a notice of a general meeting called by the Board is to be decided by the Board, but it must state the general nature of the business to be transacted at the meeting and any other matters required by the Act.

(c)	Unless the Act provides otherwise:

(1)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(2)	except with the approval of the Board or the chairperson, no person may move any amendment to a proposed resolution or to a document that relates to such a resolution.

(d)	A person may waive notice of any general meeting by written notice to the company, in which case notice of the meeting is taken to have been individually given to that person.

(e)	Failure to give a member or any other person notice of a general meeting or a proxy form does not invalidate anything done or any resolution passed at the general meeting if:

(1)	the failure occurred by accident or inadvertent error; or

(2)	before or after the meeting, the person notifies the company of the person’s agreement to that thing or resolution.

(f)	A person’s attendance at a general meeting waives any objection that person may have to:

(1)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(2)
the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to considering the matter when it is presented.

6.3	Admission to general meetings

(a)
The chairperson of a general meeting may take any action they consider appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, preclude or remove access to, or require to leave and remain out of, the meeting any person:

(1)	in possession of a pictorial-recording or sound-recording device;

(2)	in possession of a placard or banner;

(3)	in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(4)	who refuses to produce or permit examination of any article, or the contents of any article, in the person’s possession;

(5)	who refuses to comply with a request to turn off a mobile telephone, personal communication device or any other electronic device;

6 General meetings
(6)	who behaves or threatens to behave or who the chairperson has reasonable grounds to believe may behave in a dangerous, offensive or disruptive way; or

(7)	who is not entitled to receive notice of the meeting.

The chairperson may delegate the powers conferred by this rule 6.3(a) to any person they think fit.

(b)	A person, whether a member or not, requested by the Board or the chairperson to attend a general meeting is entitled to be present and, at the request of the chairperson, to speak at the meeting.

(c)
If the chairperson of a general meeting considers that there is not enough room for the members who wish to attend the meeting, they may arrange for any person whom they consider cannot be seated in the main meeting room to observe or attend the general meeting in a separate room.  Even if the members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

(d)
The Board may determine to hold a general meeting of members using or with the assistance of any technology that gives the members as a whole a reasonable opportunity to participate, which may include but is not limited to electronic participation facilities, or linking separate meeting places together by technology.

(e)	If a general meeting is to be held in accordance with rule 6.3(d), the Board may prescribe regulations, rules and procedures in relation to the manner in which the meeting is to be conducted.

(f)
If, before or during the meeting, any technical difficulty occurs which may materially impact the participation of members who are not present in the same location as the chairperson of the meeting, the chairperson may:

(1)	adjourn the meeting until the difficulty is remedied; or

(2)
where the chairperson considers it appropriate, continue to hold the meeting in the main place (and any other place which is linked under rules 6.3(c) or 6.3(d)) and transact business, and no member may object to the meeting being held or continuing.

(g)
In no circumstances shall the inability of one or more members to access, or to continue to access, technology or an electronic participation facility or facilities affect the validity of a meeting or any business conducted at a meeting, provided that sufficient members are able to participate in the meeting as are required to constitute a quorum.

6 General meetings
(h)
For the avoidance of doubt, nothing in this constitution (including rule 6.3) allows a fully virtual general meeting to be held by the company, unless otherwise permitted by applicable laws or regulations.

(i)	Nothing in this rule 6.3 or in rule 6.6 is to be taken to limit the powers conferred on the chairperson by law.

6.4	Quorum at general meetings

(a)
No business may be transacted at a general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum is 5 or more members present at the meeting and entitled to vote on a resolution at the meeting.

(c)	If a quorum is not present within 30 minutes after the time appointed for the general meeting:

(1)	where the meeting was called at the request of members, the meeting must be dissolved; or

(2)
in any other case, the meeting stands adjourned to the day, time and place the directors present decide or, if they do not make a decision, to the same day in the next week at the same time and place and if a quorum is not present at the adjourned meeting within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

6.5	Chairperson of general meetings

(a)
The chairperson of the Board or, in the absence of the chairperson, the deputy chairperson of the Board, is entitled, if present within 15 minutes after the time appointed for a general meeting and willing to act, to preside as chairperson at the meeting.

(b)	The directors present may choose one of their number to preside as chairperson if, at a general meeting:

6 General meetings
(1)	there is no chairperson or deputy chairperson of the Board;

(2)	neither the chairperson nor the deputy chairperson of the Board is present within 15 minutes after the time appointed for the meeting; or

(3)	neither the chairperson nor the deputy chairperson of the Board is willing to act as chairperson of the meeting.

(c)	If the directors do not choose a chairperson under rule 6.5(b), the members present must elect as chairperson of the meeting:

(1)	another director who is present and willing to act; or

(2)	if no other director is present and willing to act, a member who is present and willing to act.

(d)
A chairperson of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person nominated by the chairperson (Acting Chairperson).  Where an instrument of proxy appoints the chairperson as proxy for part of the proceedings for which an Acting Chairperson has been nominated, the instrument of proxy is taken to be in favour of the Acting Chairperson for the relevant part of the proceedings.

(e)	Wherever the term `chairperson’ is used in this rule 6, it is to be read as a reference to the chairperson of the general meeting, unless the context indicates otherwise.

6.6	Conduct at general meetings

(a)	Subject to the provisions of the Act, the chairperson is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting.

(b)	The chairperson may, at any time the chairperson considers it necessary or desirable for the efficient and orderly conduct of the meeting:

(1)
impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present;

(2)	adopt any procedures for casting or recording votes at the meeting, including the appointment of scrutineers; and

(3)
decide not to put to the meeting any resolution proposed in the notice convening the meeting (other than a resolution proposed by members in accordance with section 249N of the Act or required by the Act to be put to the meeting).

6 General meetings
(c)	A decision by a chairperson under rules 6.6(a) or 6.6(b) is final.

(d)	Whether or not a quorum is present, the chairperson may postpone the meeting before it has started if, at the time and place appointed for the meeting, they consider that:

(1)	there is not enough room for the number of members who wish to attend the meeting;

(2)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out; or

(3)	the technology or electronic participation facility being utilised for a meeting under rule 6.3(d) is not operating effectively.

(e)
A postponement under rule 6.6(d) will be to another time, which may be on the same day as the meeting, and may be to another place or using other technology (and the new time, place and technology will be taken to be the time, place and technology for the meeting as if specified in the notice that called the meeting originally).

(f)	The chairperson may at any time during the course of the meeting:

(1)
adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(2)
for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as they decide without effecting an adjournment.  No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairperson otherwise allows.

(g)
The chairperson’s rights under rules 6.6(d) and 6.6(f) are exclusive and, unless the chairperson requires otherwise, no vote may be taken or demanded by the members present concerning any postponement, adjournment or suspension of proceedings.

(h)	Only unfinished business may be transacted at a meeting resumed after an adjournment.

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(i)
Where a meeting is postponed or adjourned under this rule 6.6, notice of the postponed or adjourned meeting must be given to the Exchange, but, except as provided by rule 6.6(k), need not be given to any other person.

(j)	Where a meeting is postponed or adjourned, the Board may, by notice to the Exchange, postpone, cancel or change the place of the postponed or adjourned meeting.

(k)	Where a meeting is postponed or adjourned for 30 days or more, notice of the postponed or adjourned meeting must be given as in the case of the original meeting.

6.7	Decisions at general meetings

(a)
Except where a resolution requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the members present at the meeting.  A decision made in this way is for all purposes, a decision of the members.

(b)	If the votes are equal on a proposed resolution:

(1)	the chairperson of the meeting does not have a casting vote, in addition to any deliberative vote; and

(2)	the proposed resolution is taken as lost.

(c)	A matter at a general meeting will be decided on a poll without first being submitted to the meeting to be decided on a show of hands.

(d)
A poll at a general meeting must be taken in the way and at the time the chairperson directs.  The result of the poll as declared by the chairperson is the resolution of the meeting at which the poll was demanded.

(e)	A poll cannot be demanded at a general meeting on the election of a chairperson.

6.8	Direct voting

(a)
Despite anything to the contrary in this constitution, the Board may decide that, at any general meeting or class meeting, a member who is entitled to attend and vote on a resolution at that meeting is entitled to a direct vote in respect of that resolution.  A ‘direct vote’ includes a vote delivered to the company by post or electronic means approved by the directors.

(b)
Where a direct vote has been validly submitted in advance of the meeting, the member’s attendance or participation in the meeting cancels the direct vote, unless the member instructs the company (or at the company’s instruction, the company’s share registry) otherwise.

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(c)
The Board may prescribe regulations, rules and procedures in relation to direct voting, including specifying the form, method and timing of giving a direct vote at a meeting in order for the vote to be valid.

6.9	Voting rights

(a)
Subject to this constitution and the Act and to any rights or restrictions attached to any shares or class of shares, on a poll at a general meeting every member present has one vote for each share held as at the Record Time by the member entitling the member to vote, except for partly paid shares, each of which confers on a poll only the fraction of one vote which the amount paid (not credited) on the share bears to the total amounts paid and payable (excluding amounts credited) on the share.  An amount paid in advance of a call is disregarded for this purpose.

(b)
A joint holder may vote at a meeting either personally or by proxy, attorney or Representative as if that person was the sole holder.  If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the register who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders.

(c)
The parent or guardian of an infant member may vote at any general meeting on such evidence being produced of the relationship or of the appointment of the guardian as the Board may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

(d)
A person entitled to a share because of a Transmission Event may vote at a general meeting in respect of that share in the same way as if that person were the registered holder of the share if, at least 48 hours before the meeting (or such shorter time as the Board determines), the Board:

(1)	admitted that person’s right to vote at that meeting in respect of the share; or

(2)	was satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

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(e)	Where a member holds a share on which a call or other amount payable to the company has not been duly paid:

(1)	that member is only entitled to be present at a general meeting and vote if that member holds, as at the Record Time, other shares on which no money is then due and payable; and

(2)	on a poll, that member is not entitled to vote in respect of that share but may vote in respect of any shares that member holds, as at the Record Time, on which no money is then due and payable.

(f)	A member is not entitled to vote on a resolution if, under the Act or the Listing Rules:

(1)	the member must not vote or must abstain from voting on the resolution; or

(2)	a vote on the resolution by the member must be disregarded for any purposes.

If the member or a person acting as proxy, attorney or Representative of the member does tender a vote on that resolution, their vote must not be counted.

(g)	An objection to the validity of a vote tendered at a general meeting must be:

(1)	raised before or immediately after the result of the vote is declared; and

(2)	referred to the chairperson, whose decision is final.

(h)	A vote tendered, but not disallowed by the chairperson under rule 6.9(g), is valid for all purposes, even if it would not otherwise have been valid.

(i)	The chairperson may decide any difficulty or dispute which arises as to the number of votes that may be cast by or on behalf of any member and the decision of the chairperson is final.

6.10	Representation at general meetings

(a)	Subject to this constitution, each member entitled to vote at a general meeting may vote:

(1)	in person or, where a member is a body corporate, by its Representative;

(2)	by not more than 2 proxies; or

(3)	by not more than 2 attorneys.

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(b)	A proxy, attorney or Representative may, but need not, be a member of the company.

(c)	An instrument appointing a proxy is valid if it is in accordance with the Act or in any form approved by the Board.

(d)
For the purposes of this rule 6.10, a proxy appointment received at an electronic address specified in the notice of general meeting for the receipt of proxy appointments or otherwise received by the company in accordance with the Act is taken to have been signed or executed if the appointment:

(1)	includes or is accompanied by a personal identification code allocated by the company to the member making the appointment;

(2)	has been authorised by the member in another manner approved by the Board and specified in or with the notice of meeting; or

(3)	is otherwise authenticated in accordance with the Act.

(e)
A vote given in accordance with an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be received under rule 6.10(i).

(f)	Unless otherwise provided in the appointment of a proxy, attorney or Representative, an appointment will be taken to confer authority:

(1)
even though the appointment may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions, to do any of the acts specified in rule 6.10(g); and

(2)
even though the appointment may refer to a specific meeting to be held at a specified time or venue or using specific technology, where the meeting is rescheduled, adjourned or postponed to another time or changed to another venue or technology, to attend and vote at the rescheduled, adjourned or postponed meeting or at the new venue or using such technology.

(g)	The acts referred to in rule 6.10(f)(1) are:

(1)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(2)	to vote on any motion before the general meeting, whether or not the motion is referred to in the appointment; and

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(3)	to act generally at the meeting (including to speak and to move motions).

(h)
A proxy form issued by the company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with this constitution, the chairperson of the relevant meeting (or another person specified in the form) is appointed as proxy.

(i)
A proxy or attorney may not vote at a general meeting or adjourned or postponed meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are received by the company:

(1)
at least 48 hours, or such lesser time as specified by the Board in the notice of meeting, (or in the case of an adjournment or postponement of a meeting, any lesser time that the Board or the chairperson of the meeting decides) before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable; or

(2)
where rule 6.10(j)(2) applies, such shorter period before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable, as the company determines in its discretion.

A document is received by the company under this rule 6.10(i) when it is received in accordance with the Act, and to the extent permitted by the Act, if the document is produced or the transmission of the document is otherwise verified to the company in the way specified in the notice of meeting.

(j)	Where the company receives an instrument appointing a proxy or attorney in accordance with this rule 6.10 and within the time period specified in rule 6.10(i)(1), the company is entitled to:

(1)
clarify with the appointing member any instruction in relation to that instrument by written or verbal communication and make any amendments to the instrument required to reflect any clarification; and

(2)
where the company considers that the instrument has not been duly executed, return the instrument to the appointing member and request that the member duly execute the instrument and return it to the company within the period determined by the company under rules 6.10(i)(2) and notified to the member.

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(k)
The member is taken to have appointed the company as its attorney for the purpose of any amendments made to an instrument appointing a proxy in accordance with rule 6.10(j)(1).  An instrument appointing a proxy or attorney which is received by the company in accordance with rule 6.10(j)(2) is taken to have been validly received by the company.

(l)
The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the general meeting, but if the appointor votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointor’s proxy or attorney on the resolution.

(m)	Where a member appoints 2 proxies or attorneys to vote at the same general meeting:

(1)	if the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each proxy or attorney may exercise half the member’s votes; and

(2)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.

(n)
Unless written notice of the matter has been received at the company’s registered office (or at another place specified for lodging an appointment of a proxy, attorney or Representative for the meeting) within the time period specified under rules 6.10(i) or 6.10(j) (as applicable), a vote cast by a proxy, attorney or Representative is valid even if, before the vote is cast:

(1)	a Transmission Event occurs to the member; or

(2)	the member revokes the appointment of the proxy, attorney or Representative or revokes the authority under which a third party appointed the proxy, attorney or Representative.

(o)
The chairperson may require a person acting as a proxy, attorney or Representative to establish to the chairperson’s satisfaction that the person is the person duly appointed to act.  If the person fails to satisfy the requirement, the chairperson may:

(1)	exclude the person from attending or voting at the meeting; or

(2)
permit the person to exercise the powers of a proxy, attorney or Representative on the condition that, if required by the company, they produce evidence of the appointment within the time set by the chairperson.

(p)	The chairperson may delegate his or her powers under rule 6.10(o) to any person.

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7.	Directors

7.1	Appointment and retirement of directors

(a)	The number of directors shall not be less than 3 directors.

(b)	The Board may appoint any eligible person to be a director, either as an addition to the existing directors or to fill a casual vacancy.

(c)	A director appointed by the Board under rule 7.1(b), who is not a managing director, holds office until the conclusion of the next AGM following his or her appointment.

(d)	No director who is not the managing director may hold office without re-election beyond the third AGM following the meeting at which the director was last elected or re-elected.

(e)	If there is more than one managing director, only one of them, nominated by the Board, is entitled not to be subject to vacation of office under rule 7.1(c) or retirement under rule 7.1(d) or 7.1(f).

(f)
To the extent that the Listing Rules require an election of directors to be held and no director would otherwise be required (by rules 7.1(c) or 7.1(d)) to submit for election or re-election, the director to retire is any director who wishes to retire (whether or not they intend to stand for re-election), otherwise it is the director who has been longest in office since their last election or appointment (excluding the managing director).  As between directors who were last elected, re-elected or appointed on the same day, the director to retire must be decided by lot (unless they can agree among themselves).

(g)
A director is not required to retire and is not relieved from retiring because of a change in the number or identity of the directors after the date of the notice calling the AGM but before the meeting closes.

(h)	The members may by resolution at a general meeting appoint an eligible person to be a director, either as an addition to the existing directors or to fill a casual vacancy.

(i)
The retirement of a director from office under this constitution and the re-election of a director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(j)	A person is eligible for election to the office of a director at a general meeting only if:

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(1)	the person is in office as a director immediately before that meeting;

(2)	the person has been nominated by the Board for election at that meeting;

(3)
where the person is a member, they have within the timeframe specified in rule 7.1(k), given the company a notice signed by the member stating the member’s desire to be a candidate for election at that meeting; or

(4)
where the person is not a member, a member intending to nominate the person for election at that meeting has, within the timeframe specified in rule 7.1(k), given the company a notice signed by the member stating the member’s intention to nominate the person for election, and a notice signed by the person stating his or her consent to the nomination.

(k)	The relevant timeframe for the purposes of rules 7.1(j)(3) and 7.1(j)(4) is:

(1)	in the case of a general meeting the Board has been duly requested by members under the Act to call, not less than 30 Business Days or more than 90 Business Days before the meeting; and

(2)	otherwise, not less than 45 Business Days or more than 90 Business Days before the meeting.

(l)	A partner, employer or employee of an auditor of the company may not be appointed or elected as a director.

7.2	Vacating office

In addition to the circumstances prescribed by the Act and this constitution, the office of a director becomes vacant if the director:

(a)	becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health;

(b)	becomes bankrupt or insolvent or makes any arrangement or compromise with his or her creditors generally;

(c)	is convicted on indictment of an offence and the Board does not within one month after that conviction resolve to confirm the director’s continuation in the office of director;

(d)
fails to attend meetings of the Board for more than 3 consecutive months without leave of absence from the Board and a majority of the other directors have not, within 14 days of having been given a notice by the secretary giving details of the absence, resolved that leave of absence be granted;

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(e)	resigns by written notice to the company.

7.3	Remuneration

(a)
The Board may decide the remuneration from the company to which each director is entitled for his or her services as a director but the total aggregate amount provided to all non-executive directors of the company for their services as directors must not exceed in any financial year the amount fixed by the company in general meeting.

(b)	When calculating a non-executive director’s remuneration for the purposes of rule 7.3(a), any amount paid by the company or related body corporate:

(1)	to a superannuation, retirement or pension fund for a director is to be included;

(2)
as fees for acting as a director of the company or any child entity (including attending and participating in any board committee meetings where the Board has not made a determination under rule 7.7(c)) is to be included;

(3)	as securities, issued with the approval of members under the Listing Rules, are to be excluded; and

(4)	for any insurance premium paid or agreed to be paid for a director under rule 9.4 is to be excluded.

(c)	Remuneration under rule 7.3(a) may be provided in such manner that the Board decides (including by way of non cash benefit), such as a contribution to a superannuation fund.

(d)	The remuneration is taken to accrue from day to day.

(e)
The directors are entitled to be paid all travelling and other expenses they incur in attending to the company’s affairs, including attending and returning from general meetings of the company or meetings of the Board or of committees of the Board.  Such amounts will not form part of the aggregate remuneration permitted under rule 7.3(a).

(f)
Any director who performs extra services, makes any special exertions for the benefit of the company or who otherwise performs services which, in the opinion of the Board, are outside the scope of the ordinary duties of a non-executive director, may be remunerated for the services (as determined by the Board) out of the funds of the company.  Any amount paid will not form part of the aggregate remuneration permitted under rule 7.3(a).

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(g)	If a director is also:

(1)	an officer; or

(2)	an executive,

of the company or of a related body corporate, any remuneration that director may receive for acting in their capacity as that officer or executive may be either in addition to or instead of that director’s remuneration under rule 7.3(a).

(h)	The Board may:

(1)
at any time after a director dies or ceases to hold office as a director for any other reason, pay or provide to the director or a legal personal representative, spouse, relative or dependant of the director, in addition to the remuneration of that director under rule 7.3(a), a pension or benefit for past services rendered by that director; and

(2)
cause the company to enter into a contract with the director or a legal personal representative, spouse, relative or dependant of the director to give effect to such a payment or provide for such a benefit.

7.4	Director need not be a member

(a)	A director is not required to hold any shares in the company to qualify for appointment.

(b)	A director is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares, even if they are not a member or a holder of shares in the relevant class.

7.5	Directors may contract with the company and hold other offices

(a)
The Board may make regulations requiring the disclosure of interests that a director, and any person deemed by the Board to be related to or associated with the director, may have in any matter concerning the company or a related body corporate.  Any regulations made under this constitution bind all directors.

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(b)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under rule 7.5(a).

(c)
A director is not disqualified from contracting or entering into an arrangement with the company as vendor, purchaser or in another capacity, merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(d)
A contract or arrangement entered into by or on behalf of the company in which a director is in any way interested is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

(e)
A director who is interested in any arrangement involving the company is not liable to account to the company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office, provided that the director complies with the disclosure requirements applicable to the director under rule 7.5(a) and under the Act regarding that interest.

(f)
A director may hold any other office or position (except auditor) in the company or any related body corporate in conjunction with his or her directorship and may be appointed to that office or position on terms (including remuneration and tenure) the Board decides.

(g)
A director may be or become a director or other officer of, or interested in, any related body corporate or any other body corporate promoted by or associated with the company, or in which the company may be interested as a vendor, and need not account to the company for any remuneration or other benefits the director receives as a director or officer of, or from having an interest in, that body corporate.

(h)
A director who has an interest in a matter that is being considered at a meeting of the Board may, despite that interest, vote, be present and be counted in a quorum at the meeting, unless that is prohibited by the Act.  No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a director fails to comply with any prohibition in the Act.

(i)
The Board may exercise the voting rights given by shares in any corporation held or owned by the company in any way the Board decides.  This includes voting for any resolution appointing a director as a director or other officer of that corporation or voting for the payment of remuneration to the directors or other officers of that corporation.  A director may, if the law permits, vote for the exercise of those voting rights even though they are, or may be about to be appointed, a director or other officer of that other corporation and, in that capacity, may be interested in the exercise of those voting rights.

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(j)
A director who is interested in any contract or arrangement may, despite that interest, participate in the execution of any document by or on behalf of the company evidencing or otherwise connected with that contract or arrangement.

7.6	Powers and duties of directors

(a)
The business and affairs of the company are to be managed by or under the direction of the Board, which (in addition to the powers and authorities conferred on it by this constitution) may exercise all powers and do all things that are:

(1)	within the power of the company; and

(2)	are not by this constitution or by law directed or required to be done by the company in general meeting.

(b)	The Board may exercise all the powers of the company:

(1)	to borrow or raise money in any other way;

(2)	to charge any of the company’s property or business or any of its uncalled capital; and

(3)	to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

(c)
Debentures or other securities may be issued on the terms and at prices decided by the Board, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.

(d)
The Board may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the company.

(e)	The Board may:

(1)
appoint or employ any person as an officer, agent or attorney of the company for the purposes, with the powers, discretions and duties (including those vested in or exercisable by the Board), for any period and on any other conditions they decide;

7 Directors
(2)	authorise an officer, agent or attorney to delegate any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3)	remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.

(f)	A power of attorney may contain any provisions for the protection and convenience of the attorney or persons dealing with the attorney that the Board decides.

(g)	Nothing in this rule 7.6 limits the general nature of rule 7.6(a).

7.7	Delegation by the Board

(a)	The Board may delegate any of its powers to one director, a committee of the Board, or any person or persons.

(b)	A director, committee of the Board, or person to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Board.

(c)	The acceptance of a delegation of powers by a director may, if the Board so resolves, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 7.3(f).

(d)
The provisions of this constitution applying to meetings and resolutions of the Board apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of the Board, except to the extent they are contrary to any direction given under rule 7.7(b).

7.8	Proceedings of directors

(a)	The directors may meet together to attend to business and adjourn and otherwise regulate their meetings as they decide.

(b)
The contemporaneous linking together by telephone or other electronic means of a sufficient number of directors to constitute a quorum constitutes a meeting of the Board.  All the provisions in this constitution relating to meetings of the Board apply, as far as they can and with any necessary changes, to meetings of the Board by telephone or other electronic means.

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(c)	A meeting by telephone or other electronic means is to be taken to be held at the place where the chairperson of the meeting is or at such other place the chairperson of the meeting decides.

(d)
A director taking part in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting and all directors participating in the meeting will (unless there is a specific statement otherwise) be taken to have consented to the holding of the meeting by the relevant electronic means.

(e)
If, before or during the meeting, any technical difficulty occurs where one or more directors cease to participate, the chairperson may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

7.9	Calling meetings of the Board

(a)	A director may, whenever the director thinks fit, call a meeting of the Board.

(b)	A secretary must, if requested by a director, call a meeting of the Board.

7.10	Notice of meetings of the Board

(a)	Notice of a meeting of the Board must be given to each person who is, at the time the notice is given, a director, except a director on leave of absence approved by the Board.

(b)	A notice of a meeting of the Board:

(1)	must specify the time and place of the meeting, including any technology that will be used for conducting the meeting;

(2)	need not state the nature of the business to be transacted at the meeting;

(3)	may, if necessary, be given immediately before the meeting; and

(4)	may be given in person or by post or by telephone or electronic means, or in any other way permitted by law.

(c)	A director may waive notice of a meeting of the Board by giving notice to that effect in person or by post or by telephone or electronic means.

(d)	Failure to give a director notice of a meeting of the Board does not invalidate anything done or any resolution passed at the meeting if:

7 Directors
(1)	the failure occurred by accident or inadvertent error; or

(2)	the director attended the meeting or waived notice of the meeting (whether before or after the meeting).

(e)	A person who attends a meeting of the Board waives any objection that person may have to a failure to give notice of the meeting.

7.11	Quorum at meetings of the Board

(a)	No business may be transacted at a meeting of the Board unless a quorum of directors is present at the time the business is dealt with.

(b)	Unless the Board resolves to increase the number, any 2 directors shall constitute a quorum.

(c)
If there is a vacancy in the office of a director, the remaining directors may act.  But, if their number is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the company.

7.12	Chairperson and deputy chairperson of the Board

(a)
The Board must elect a director to the office of chairperson of the Board and may elect one or more directors to the office of deputy chairperson of the Board.  The Board may decide the period for which those offices will be held.

(b)	The chairperson of the Board is entitled (if present within 10 minutes after the time appointed for the meeting and willing to act) to preside as chairperson at a meeting of the Board.

(c)	If at a meeting of the Board:

(1)	there is no chairperson of the Board;

(2)	the chairperson of the Board is not present within 10 minutes after the time appointed for the holding of the meeting; or

(3)	the chairperson of the Board is present within that time but is not willing or declines to act as chairperson of the meeting,

the deputy chairperson, if any, is entitled to be chairperson of the meeting.  In the absence of a deputy chairperson, or if the deputy chairperson is unwilling or declines to act as chairperson of the meeting, the directors present must elect one of themselves to chair the meeting.

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7.13	Decisions of the Board

(a)	The Board, at a meeting at which a quorum is present, may exercise any authorities, powers and discretions vested in or exercisable by the Board under this constitution.

(b)	Questions arising at a meeting of the Board must be decided by a majority of votes cast by the directors present and entitled to vote on the matter.

(c)	if the votes are equal on a proposed resolution:

(1)	the chairperson of the meeting does not have a second or casting vote; and

(2)	the proposed resolution is taken as lost.

7.14	Written resolutions

(a)	If:

(1)	all of the directors (other than any director excluded under rule 7.14(b)) sign or consent to a written resolution; and

(2)
the directors who sign or consent to the resolution would have constituted a quorum at a meeting of the Board held to consider that resolution, then the resolution is taken to have been passed by a meeting of the Board when the last director signs or consents to the resolution.

(b)	A director will be excluded for the purposes of rule 7.14(a) if that director:

(1)	is on leave of absence approved by the Board;

(2)	has notified the chairman or the secretary that they may be uncontactable for a certain period of time and the resolution in question is put to the Board during that period;

(3)	becomes incapacitated due to ill health or other unforeseen circumstances and is unable to consider the resolution in question;

(4)	disqualifies himself or herself from considering the resolution in question; or

(5)	would be prohibited by the Act from voting on the resolution in question.

7 Directors
(c)	A director may consent to a resolution by:

(1)	signing the document containing the resolution (or a copy of that document);

(2)
giving to the company a written notice (including by electronic means) addressed to the secretary or to the chairperson of the Board signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them; or

(3)	telephoning the secretary or the chairperson of the Board and signifying assent to the resolution and clearly identifying its terms.

7.15	Validity of acts

An act done by a meeting of the Board, a committee of the Board or a person acting as a director is not invalidated by:

(a)	a defect in the appointment of a person as a director or a member of a committee; or

(b)	a person so appointed being disqualified or not being entitled to vote,

if that circumstance was not known by the Board, committee or person when the act was done.

8 Executive officers
8.	Executive officers

8.1	Managing directors and executive directors

(a)	The Board may appoint one or more of the directors to the office of managing director or other executive director.

(b)	Unless the Board decides otherwise, a managing director’s or other executive director’s employment terminates if the managing director or other executive director ceases to be a director.

(c)	A managing director or other executive director may be referred to by any title the Board decides on.

8.2	Secretary

(a)	The Board must appoint at least one secretary and may appoint additional secretaries.

(b)	The Board may appoint one or more assistant secretaries.

8.3	Provisions applicable to all executive officers

(a)	A reference in this rule 8.3 to an executive officer is a reference to a managing director, deputy managing director, executive director, secretary or assistant secretary appointed under this rule 8.

(b)	The appointment of an executive officer may be for the period, at the remuneration and on the conditions the Board decides.

(c)	The Board may:

(1)	delegate to or give an executive officer any powers, discretions and duties it decides;

(2)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(3)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.

(d)	Unless the Board decides differently, the office of a director who is employed by the company or by a subsidiary of the company automatically becomes vacant if the director ceases to be so employed.

8 Executive officers
(e)	An act done by a person acting as an executive officer is not invalidated by:

(1)	a defect in the person’s appointment as an executive officer;

(2)	the person being disqualified to be an executive officer; or

(3)	the person having vacated office,

if the person did not know that circumstance when the act was done.

9 Indemnity and insurance
9.	Indemnity and insurance

9.1	Persons to whom rules 9.2 and 9.4 apply

Rules 9.2 and 9.4 apply:

(a)	to each person who is or has been a director or executive officer (within the meaning of rule 8.3(a)) of the company; and

(b)	to such other officers or former officers of the company or of its related bodies corporate as the Board in each case determines,

(each an Officer for the purposes of this rule 9).

9.2	Indemnity

The company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as an officer of the company or of a related body corporate.

9.3	Extent of indemnity

The indemnity in rule 9.2:

(a)	is enforceable without the Officer having to first incur any expense or make any payment;

(b)	is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be an officer of the company or its related bodies corporate; and

(c)	applies to Liabilities incurred both before and after the adoption of this constitution.

9.4	Insurance

The company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for each Officer against any Liability incurred by the Officer as an officer of the company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending or responding to proceedings, whether civil or criminal and whatever their outcome.

9 Indemnity and insurance
9.5	Savings

Nothing in rule 9.2 or 9.4:

(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any Liability referred to in those rules;

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this constitution.

9.6	Deed

The company may enter into a deed with any Officer to give effect to the rights conferred by this rule 9 or the exercise of a discretion under this rule 9 on such terms as the Board thinks fit which are not inconsistent with this rule 9.

10 Winding up
10.	Winding up

10.1	Distributing surplus

Subject to this constitution and the rights or restrictions attached to any shares or class of shares:

(a)	if the company is wound up and the property of the company available for distribution among the members is more than sufficient to pay:

(1)	all the debts and liabilities of the company; and

(2)
the costs, charges and expenses of the winding up, the excess must be divided among the members in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b)	for the purpose of calculating the excess referred to in rule 10.1(a), any amount unpaid on a share is to be treated as property of the company;

(c)
the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 10.1(a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d)	if the effect of the reduction under rule 10.1(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the company.

10.2	Dividing property

(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution:

(1)	divide among the members the whole or any part of the company’s property; and

(2)	decide how the division is to be carried out as between the members or different classes of members.

(b)	A division under rule 10.2(a) need not accord with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c)
Where a division under rule 10.2(a) does not accord with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Act.

10 Winding up
(d)
If any of the property to be divided under rule 10.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may, within 10 days after the passing of the special resolution referred to in rule 10.2(a), by written notice direct the liquidator to sell the person’s proportion of the securities and account for the net proceeds.  The liquidator must, if practicable, act accordingly.

(e)	Nothing in this rule 10.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(f)	Rule 4.3 applies, so far as it can and with any necessary changes, to a division by a liquidator under rule 10.2(a) as if references in rule 4.3 to:

(1)	the Board were references to the liquidator; and

(2)	a distribution or capitalisation were references to the division under rule 10.2(a).

11 Inspection of and access to records
11.	Inspection of and access to records

(a)
A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the company, except as provided by law, or this constitution, or as authorised by the Board, or by resolution of the members.

(b)
The company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after the director ceases to be a director to board papers, books, records and documents of the company which relate to the period during which the director or former director was a director on such terms and conditions as the Board thinks fit and which are not inconsistent with this rule 11.

(c)	The company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in rules 11(a) and 11(b).

(d)	This rule 11 does not limit any right the directors or former directors otherwise have.

12 Seals
12.	Seals

12.1	Manner of execution

Without limiting the ways in which the company can execute documents under the Act and subject to this constitution, the company may execute a document if the document is signed by:

(a)	2 directors; or

(b)	a director and a secretary or

(c)	any other person authorised by the Board for that purpose.

12.2	Common seal

The company may have a common seal.  If the company has a common seal, rules 12.3 to 12.6 apply.

12.3	Safe custody of Seal

The Board must provide for the safe custody of the Seal.

12.4	Using the Seal

Subject to rule 12.6 and unless a different procedure is decided by the Board, if the company has a common seal any document to which it is affixed must be signed by:

(a)	2 directors;

(b)	by a director and a secretary; or

(c)	a director and another person appointed by the Board to countersign that document or a class of documents in which that document is included.

12.5	Duplicate seals and certificate seals

(a)
The company may have one or more duplicate seals for use in place of its common seal outside the state or territory where its common seal is kept.  Each duplicate seal must be a facsimile of the common seal of the company with the addition on its face of the words ‘duplicate seal’ and the name of the place where it is to be used.

(b)	A document sealed with a duplicate seal, or a certificate seal as provided in rule 12.6, is to be taken to have been sealed with the common seal of the company.

12 Seals
12.6	Sealing and signing certificates

The Board may decide either generally or in a particular case that the Seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the company by some mechanical or other means.

13 Notices
13.	Notices

13.1	Notices by the company to members

(a)	Without limiting any other way in which notice may be given to a member under this constitution, the Act or the Listing Rules, the company may give a notice to a member by:

(1)	delivering it personally to the member;

(2)	sending it by prepaid post to the member’s address in the register of members or any other address the member supplies to the company for giving notices; or

(3)	sending it by electronic means (including providing a URL link to any document or attachment) to the electronic address the member has supplied to the company for giving notices.

(b)	The company may give a notice to the joint holders of a share by giving the notice in the way authorised by rule 13.1(a) to the joint holder named first in the register of members for the share.

(c)
The company may give a notice to a person entitled to a share as a result of a Transmission Event by delivering it or sending it in the manner authorised by rule 13.1(a) addressed to the name or title of the person, to:

(1)	the address or electronic address that person has supplied to the company for giving notices to that person; or

(2)	if that person has not supplied an address or electronic address, to the address or electronic address to which the notice might have been sent if that Transmission Event had not occurred.

(d)	A notice given to a member under rules 13.1(a) or 13.1(b) is, even if a Transmission Event has occurred and whether or not the company has notice of that occurrence:

(1)	duly given for any shares registered in that person’s name, whether solely or jointly with another person; and

(2)	sufficiently served on any person entitled to the shares because of the Transmission Event.

(e)	A notice given to a person who is entitled to a share because of a Transmission Event is sufficiently served on the member in whose name the share is registered.

13 Notices
(f)
A person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member, is taken to have received every notice which, before that person’s name and address is entered in the register of members for those shares, is given to the member complying with this rule 13.1.

(g)	A signature to any notice given by the company to a member under this rule 13.1 may be printed or affixed by some mechanical, electronic or other means.

(h)	Where a member does not have a registered address or where the company believes that member is not known at the member’s registered address, all notices are taken to be:

(1)	given to the member if the notice is exhibited in the company’s registered office for a period of 48 hours; and

(2)	served at the commencement of that period, unless and until the member informs the company of the member’s address.

13.2	Notices by the company to directors

The company may give a notice to a director by:

(a)	delivering it personally to them;

(b)	sending it by prepaid post to his or her usual residential or business address, or any other address they have supplied to the company for giving notices; or

(c)	sending it by electronic means to the electronic address they have supplied to the company for giving notices.

13.3	Notices by directors to the company

A director may give a notice to the company by:

(a)	delivering it to the company’s registered office;

(b)	sending it by prepaid post to the company’s registered office; or

(c)	sending it by electronic means to the electronic address of the secretary appointed under rule 8.2(a).

13 Notices
13.4	Time of service

(a)	A notice from the company properly addressed and posted is taken to be served at 10.00am (Brisbane time) on the day after the date it is posted.

(b)	A certificate signed by a secretary or officer of the company to the effect that a notice was duly posted under this constitution is conclusive evidence of that fact.

(c)	Where the company sends a notice by electronic transmission, the notice is taken as served at the time the electronic transmission is sent.

(d)
Where the company gives a notice to a member by any other means permitted by the Act relating to the giving of notices and electronic means of access to them, the notice is taken as given at 10.00am (Brisbane time) on the day after the date on which the member is notified that the notice is available.

(e)	Where a given number of days’ notice or notice extending over any other period must be given, the day of service is not to be counted in the number of days or other period.

13.5	Other communications and documents

Rules 13.1 to 13.4 (inclusive) apply, so far as they can and with any necessary changes, to serving any communication or document.

13.6	Written notices

A reference in this constitution to a written notice includes a notice given by electronic means.  A signature to a written notice need not be handwritten.

14 General
14.	General

14.1	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of Queensland, the Federal Court of Australia and the courts which may hear appeals from those courts.

14.2	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, this constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.